As filed with the Securities and Exchange Commission on August 10, 2011.

Registration No. 333-166742

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE WALT DISNEY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	95-4545390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 South Buena Vista Street

Burbank, California 91521

(Address, including zip code, of each registrant’s principal executive offices)

The Walt Disney Company Amended and Restated 2005 Stock Incentive Plan

(Full Title of the Plan)

Roger J. Patterson, Esq.

Managing Vice President- Counsel and Assistant Secretary

500 South Buena Vista Street

Burbank, California 91521

(818) 560-1000

(Name, address, including zip code, and telephone number, including area code of agent for services)

EXPLANATORY NOTE

The Walt Disney Company (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister certain securities originally registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 11, 2010, File No. 333-166742 (the “2010 Form S-8”), with respect to shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), thereby registered for offer or sale pursuant to the Registrant’s Amended and Restated 2005 Stock Incentive Plan (the “2005 Plan”). A total of 42,000,000 shares of Common Stock were initially registered for issuance under the 2010 Form S-8.

On March 23, 2011, the shareholders of the Registrant approved the 2011 Stock Incentive Plan (the “2011 Plan”), which replaces the Registrant’s former stock option plans, including the 2005 Plan. No future awards will be made under the 2005 Plan. According to the terms of the 2011 Plan, any shares issuable under the 2005 Plan, including shares issued pursuant to awards outstanding on March 23, 2011, are available for issuance under the 2011 Plan. The 42,000,000 shares registered under the 2010 Form S-8 (the “Carryover Shares”) are hereby deregistered.

Contemporaneously with the filing of this Post-Effective Amendment to Registration Statement on Form S-8, the Registrant is filing a Registration Statement on Form S-8 to register the shares of Common Stock that have become available for offer or sale pursuant to the 2011 Plan.

In accordance with Rule 457(p) of the Securities Act of 1933, as amended, and Instruction E to the General Instructions to Form S-8, this Post-Effective Amendment Registration Statement on Form S-8 is hereby filed (i) to reallocate the Carryover Shares from the 2005 Plan to the 2011 Plan, and (ii) to carry over the registration fees paid for the Carryover Shares that were previously registered from the 2010 Form S-8 to the Registration Statement on Form S-8 for the 2011 Plan that is filed contemporaneously with the filing of this Post-Effective Amendment to Registration Statement on Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on August 9, 2011.

THE WALT DISNEY COMPANY

By:	/s/ ROGER J. PATTERSON
Roger J. Patterson
Managing Vice President-Counsel and Assistant Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints James A. Rasulo, Alan N. Braverman and Roger J. Patterson, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ ROBERT A. IGER Robert A. Iger	President, Chief Executive Officer and Director (Principal Executive Officer)	August 9, 2011

/s/ JAMES. A. RASULO James A. Rasulo	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 9, 2011

/s/ BRENT A. WOODFORD Brent A. Woodford	Senior Vice President—Planning and Control (Principal Accounting Officer)	August 9, 2011

/s/ JOHN E. PEPPER John E. Pepper	Chairman of the Board and Director	August 9, 2011

/s/ SUSAN E. ARNOLD Susan E. Arnold	Director	August 9, 2011

John E. Bryson	Director

/s/ JOHN S. CHEN John S. Chen	Director	August 9, 2011

/s/ JUDITH L. ESTRIN Judith L. Estrin	Director	August 9, 2011

SIGNATURE	TITLE	DATE

Steven P. Jobs	Director

/s/ FRED H. LANGHAMMER Fred H. Langhammer	Director	August 9, 2011

/s/ AYLWIN B. LEWIS Aylwin B. Lewis	Director	August 9, 2011

/s/ MONICA C. LOZANO Monica C. Lozano	Director	August 9, 2011

/s/ ROBERT W. MATSCHULLAT Robert W. Matschullat	Director	August 9, 2011

/s/ SHERYL K. SANDBURG Sheryl K. Sandburg	Director	August 9, 2011

/s/ ORIN C. SMITH Orin C. Smith	Director	August 9, 2011